Exhibit 10.2
EIGHTH AMENDMENT TO CREDIT AGREEMENT
          This EIGHTH AMENDMENT TO CREDIT AGREEMENT, dated as of June 20, 2008 (this “Amendment”), by and among Handleman Company, a Michigan corporation (“Holdings”), Handleman Services Company, a Michigan corporation (“Handleman Services”), the other subsidiaries of Holdings identified on the signature page hereto as “Borrowers” (such Subsidiaries, together with Handleman Services, are referred to individually as a “Borrower” and collectively, jointly and severally, as “Borrowers”), certain subsidiaries of Holdings identified on the signature page hereto as “Credit Parties” (“Credit Parties”), the Lenders (as defined below) party hereto, and General Electric Capital Corporation (“GE Capital”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).
          WHEREAS, Holdings, Borrowers, Credit Parties, the lenders party thereto from time to time (“Lenders”) and Agent are parties to that certain Credit Agreement, dated April 30, 2007 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), pursuant to which Lenders have agreed to make, and have made, certain loans and other financial accommodations to Borrowers;
          WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders amend certain terms and conditions of the Credit Agreement, as more fully set forth herein; and
          WHEREAS, Agent and Lenders have agreed to make such amendments to the Credit Agreement, in each case, subject to the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
          1. Definitions. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.
          2. Amendments to Credit Agreement.
          (a) Section 1.3(b)(viii) of the Credit Agreement, Prepayment Certificate, is hereby amended and modified by deleting the first sentence of such such clause in its entirety and inserting the following in lieu thereof:
“Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitment pursuant to Section 1.3(b)(ii) through (vii), Holdings shall deliver to Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds, Consolidated Excess Cash Flow or other applicable financial tests or proceeds giving rise to the prepayment, as the case may be; provided, that such certificate with respect to the calculation of Consolidated Excess Cash Flow for the Fiscal Year of the Credit Parties

ended May 3, 2008 shall not be required to be delivered until September 15, 2008.”
          (b) Section 5.20 of the Credit Agreement, Deposit Accounts” is hereby amended by deleting the phrase “August 31, 2008” contained therein and inserting the following phrase “September 15, 2008” in lieu thereof.
          (c) Section 6.24 of the Credit Agreement, Crave Business Plan, is hereby amended and modified by deleting such section in its entirety and inserting the following in lieu thereof:
“6.24 Crave Business Plan. Holdings shall not fail to deliver to Agent (a) by not later than May 15, 2008, a business plan for Crave Entertainment Group, Inc., Crave Entertainment, Inc. and SVG Distribution, Inc. (collectively, the “Crave Entities”), in form and substance satisfactory to Agent, and (b) by not later than September 15, 2008, a historical and projected return on investment report for each title owned by the Crave Entities, which report shall be in form and substance satisfactory to Agent.”
          (d) Article 6 of the Credit Agreement, Negative Covenants, is hereby amended and modified by inserting the following new Section at the end of such Article:
“6.26 Wal-Mart U.S. Music Inventory Returns. By not later than Monday of each week, the Credit Parties shall not fail to deliver to Agent, a report, in form and substance satisfactory to Agent, listing (a) all music-related Inventory in the United States that Wal-Mart Stores, Inc. or any of its Affiliates has returned, or indicated that it will return to any Credit Party, and the value of the Accounts owing to Credit Parties represented thereby, (i) during the prior week (ending on the last Business Day of the immediately-preceding week) and (ii) in the aggregate from the Initial Anderson Closing Date until the last Business Day of the immediately preceding week, and (b) the Accounts that Wal-Mart Stores, Inc. and any of its Affiliates were required to pay to the Credit Parties as of the prior week (ending on the last Business Day of the immediately-preceding week), compared with the amount of Accounts actually paid during such week, accompanied by a reasonably-detailed summary of all past-due Accounts then owing from Wal-Mart Stores, Inc. and any of its Affiliates to the Credit Parties.”
          (e) Annex A of the Credit Agreement, Definitions, is hereby amended and modified by adding the following new definitions thereto, in appropriate alphabetical order, to read in its entirety as follows:

““Eighth Amendment” means the Eighth Amendment to Credit Agreement, dated as of June 20, 2008, by and among the Credit Parties, the Lenders and Agent.
“Eighth Amendment Effective Date” has the meaning ascribed to the term “Amendment Effective Date” in the Eighth Amendment.”
          (f) Annex A of the Credit Agreement, Definitions, is hereby further amended and modified by amending and restating the definitions of “Commitment Termination Date” and “Minimum Availability Amount” to read in their entirety as follows:
““Commitment Termination Date” means the earliest of (a) April 30, 2012, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0) and (d) the Revolving Commitment Termination Date (as defined in the Term Loan Agreement).”
“Minimum Availability Amount” means, at any time, the aggregate principal amount of the Tranche B Term Loan (as defined in the Term Loan Agreement) outstanding at such time.
          (g) Annex E of the Credit Agreement, Financial Statements and Projections — Reporting, is hereby amended and modified by deleting subsection (c)(ii) in its entirety and inserting the following in lieu thereof:
“(ii) with respect to such consolidated financial statements an opinion thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Agent, which shall state that such consolidated financial statements fairly present, in all material respects, the financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States)) together with, if Holdings is then subject to Section 404(b) of the Sarbanes Oxley Act of 2002, a report on the effectiveness of Holdings’ internal control over financial reporting;”

          (h) Annex G of the Credit Agreement, Financial Covenants, is hereby amended and modified by deleting subsection (a) in its entirety and inserting the following in lieu thereof:
          “(a) Intentionally Omitted.”
          (i) Annex G of the Credit Agreement, Financial Covenants, is hereby further amended and modified by deleting subsection (e) in its entirety and inserting the following in lieu thereof:
“(e) Minimum Asset Coverage. Credit Parties shall not permit, at any time (i) between the Eighth Amendment Effective Date through (but not including) September 15, 2008, the positive difference between (A) the Borrowing Base at such time (without taking into account the Term Loan Reserve, the Minimum Availability Amount or any other Reserves) and (B) the principal amount of all Indebtedness outstanding (including without limitation, all undrawn letters of credit) under the Term Loan Agreement and this Agreement at such time (such positive difference, the “Minimum Asset Coverage”) to be less than an amount equal to the greater of (x) the principal amount of all Indebtedness outstanding (including without limitation, all undrawn letters of credit) under the Term Loan Agreement and this Agreement at such time, and (y) $15,000,000, and (ii) on and after September 15, 2008, the Minimum Asset Coverage to be less than $80,000,000.”
          (j) Annex G of the Credit Agreement, Financial Covenants, is hereby further amended and modified by deleting subsection (f) in its entirety and inserting the following in lieu thereof:
          “(f) Intentionally Omitted.”
     3. Conditions to Effectiveness. This Amendment shall become effective (the “Amendment Effective Date”) upon satisfaction in full of the following conditions precedent:
          (a) Immediately after giving effect to this Amendment, (i) the representations and warranties contained in this Amendment, the Credit Agreement and the other Loan Documents shall be correct on and as of the date of this Amendment as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing (or would result from this Amendment becoming effective in accordance with its terms).
          (b) Agent shall have received counterparts of this Amendment that bear the signatures of each of Credit Parties, Agent and Lenders.

          (c) Agent, on behalf of the lenders, shall have received a copy of an amendment (or similar agreement), in form and substance reasonably satisfactory to Agent, duly executed by Credit Parties, Term Loan Agent, and Term Loan Lenders amending and waiving the corresponding provisions of the Term Loan Agreement.
     4. Credit Parties’ Representations and Warranties. Each Credit Party represents and warrants to Agent and Lenders as follows:
          (a) Such Credit Party (i) is duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has all requisite power, authority and legal right to execute, deliver and perform this Amendment and to perform the Credit Agreement, as amended hereby.
          (b) The execution, delivery and performance by such Credit Party of this Amendment and the Purchase Documents and the performance by such Credit Party of the Credit Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under such Credit Party’s organizational documents, any applicable law or any contractual restriction binding on or otherwise affecting such Credit Party or any of such Credit Party’s properties, and (iii) except as provided in the Loan Documents, do not and will not result in or require the creation of any Lien, upon or with respect to such Credit Party’s property.
          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by such Credit Party of this Amendment or the Purchase Documents or the performance by such Credit Party of the Credit Agreement, as amended hereby.
          (d) This Amendment and the Credit Agreement, as amended hereby, and the Purchase Documents constitute the legal, valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their terms except to the extent the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and by general principles of equity.
          (e) Immediately after giving effect to this Amendment, (i) the representations and warranties contained in the Credit Agreement are correct on and as of the date of this Amendment as though made on and as of the date hereof (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing (or would result from this Amendment becoming effective in accordance with its terms).
     5. Continued Effectiveness of Credit Agreement. Each Credit Party hereby (a) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to (i) “the Credit Agreement”, “hereto”, “hereof”, “hereunder”, “thereto”,

“thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to Agent, for the ratable benefit of Lenders, or to grant to Agent, for the ratable benefit of Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Credit Party, or any of their respective Subsidiaries from time to time existing in respect of the Credit Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects, (c) the execution and delivery of this Amendment does not limit any other action that Agent is entitled to take, or that the Credit Parties are required to perform, under the Fifth Amendment Fee Letter, and (d) confirms and agrees that no amendment of any terms or provisions of the Credit Agreement, or the amendments and consents granted hereunder shall relieve any Credit Party from complying with such terms and provisions other than as expressly amended or consented to hereby or from complying with any other term or provision thereof or herein.
     6. Release. Each Credit Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Credit Parties and their Affiliates under the Credit Agreement and the other Loan Documents. Notwithstanding the foregoing, Credit Parties wish (and Agent and Lenders agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect Agent’s or any Lenders’ rights, interests, security and/or remedies under the Credit Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Credit Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent and each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, arising out of, connected with or related in any way to the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Credit Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.
     7. Miscellaneous.
          (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic method shall be equally as effective as delivery of an original executed counterpart of this Amendment.
          (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties to this Amendment hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Amendment.
          (d) Borrowers will pay on demand all reasonable fees, costs and expenses of Agent and Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Credit Agreement, including, without limitation, reasonable fees disbursements and other charges of counsel to Agent and Lenders.
          (e) This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and interpreted in accordance with the terms thereof. Accordingly, it shall be an Event of Default under the Credit Agreement if any representation or warranty made or deemed made by any Credit Party under or in connection with this Amendment shall have been incorrect when made or deemed made or if any Credit Party fails to perform or comply with any covenant or agreement contained herein.
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